Exhibit 99.5

Ticket Monster Inc.
Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and for the Period from Date of Inception (February 1, 2010) through December 31, 2010

Ticket Monster Inc.
Index
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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Report of Independent Auditors
To the Board of Directors and Stockholders of Ticket Monster Inc.
We have audited the accompanying consolidated statements of operations, comprehensive loss, changes in redeemable convertible preferred shares and stockholders' deficit and cash flows of Ticket Monster Inc. and its subsidiaries for the period from date of inception (February 1, 2010) through December 31, 2010 and for the period from January 1, 2011 through September 16, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated statements referred to above present fairly, in all material respects, the results of operations and of cash flows of Ticket Monster Inc. and its subsidiaries for the period from date of inception (February 1, 2010) through December 31, 2010 and for the period from January 1, 2011 through September 16, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
December 23, 2013

Ticket Monster Inc.
Consolidated Statements of Operations
For the Period from January 1, 2011 through September 16, 2011 and for the Period from Date of Inception (February 1, 2010) through December 31, 2010
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(in thousands)	Period from January 1, 2011 through September 16, 2011	Period from Date of Inception through December 31, 2010

Deal Revenue	$18,138	$2,992
Total revenue	18,138	2,992
Operating expenses
Costs of revenue	15,822	1,009
Marketing expenses	21,352	2,717
Selling, general and administrative expenses	10,861	1,594
Research and development expenses	1,324	16
Total operating expenses	49,359	5,336
Operating loss	(31,221)	(2,344)
Interest expense, net	(323)	—
Other income (expense), net	(1,675)	1
Net loss before benefit from income taxes	(33,219)	(2,343)
Benefit from income taxes	(1,073)	—
Net loss	$(32,146)	$(2,343)

The accompanying notes are an integral part of these consolidated financial statements

Ticket Monster Inc.
Consolidated Statements of Comprehensive Income (Loss)
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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(in thousands)
	Period from January 1, 2011 through September 16, 2011	Period from Date of Inception through December 31, 2010

Net loss	$(32,146)	$(2,343)
Other comprehensive loss
Foreign currency translation adjustments	(99)	52
Comprehensive loss	$(32,245)	$(2,291)

The accompanying notes are an integral part of these consolidated financial statements

Ticket Monster Inc.
Consolidated Statements of Cash Flows
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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(in thousands)
	Period from January 1, 2011 through September 16, 2011	Period from Date of inception through December 31, 2010

Operating activities
Net loss	$(32,146)	$(2,343)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,743	16
Provision for accrued severance benefits	—	53
Stock-based compensation	4,163	14
Deferred tax benefit	1,073	—
Provision for refunds and loyalty awards	—	316
Changes in assets and liabilities:
Accounts receivable	(162)	(2,170)
Prepaid expenses and other current assets	497	(271)
Other non current assets	(1,825)	(59)
Accounts payable	18,576	5,488
Accrued expenses	695	462
Other liabilities	(1,076)	(75)
Net cash provided by (used in) operating activities	(6,462)	1,431

Investing activities
Purchases of property and equipment and capitalized software	(2,501)	(53)
Acquisitions of businesses, net of acquired cash	(1,184)	(583)
Net cash used in investing activities	(3,685)	(636)

Financing activities
Payment to acquire remaining shares of noncontrolling interest	(325)	—
Proceeds from issuances of preferred stock, net of paid issuance costs	8,010	2,884
Proceed from issuance of common shares, net of issuance costs	1,183	243
Net cash provided by financing activities	8,868	3,127

Effect of exchange rate changes on cash and cash equivalents	(720)	(87)
Net increase (decrease) in cash and cash equivalents	(1,999)	3,835

Cash and cash equivalents
Beginning of period	3,835	—
End of period	$1,836	$3,835

Supplemental cash flow information
Cash paid for interest	$—	$46
Cash paid for income taxes	$—	$38
Issuance of deferred consideration for acquisition	$3,697	$2,083

The accompanying notes are an integral part of these consolidated financial statements

Ticket Monster Inc.
Consolidated Statements of Changes in Redeemable Convertible Preferred Shares and Stockholders' Deficit
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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(in thousands, except share data)	Redeemable Convertible Preferred Shares		Common Shares		Additional Paid-In-Capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total stockholders' deficit

	Shares	Amount	Shares	Amount
Balance at inception	—	$—	—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(2,343)	—	(2,343)
Foreign currency translation	—	—	—	—	—	—	52	52
Issuance of common shares, net	—	—	27,590	243	—	—	—	243
Issuance of Series A preferred shares	8,530	2,884	—	—	—	—	—	—
Stock-based compensation	—	—	1,560	14	—	—	—	14
Accretion of preferred shares	—	94	—	—	(94)	—	—	(94)
Balance at December 31, 2010	8,530	2,978	29,150	257	(94)	(2,343)	52	(2,128)

Net loss	—	—	—	—	—	(32,146)	—	(32,146)
Foreign currency translation	—	—	—	—	—	—	(99)	(99)
Issuance of common shares, net	—	—	3,411	36	1,147	—	—	1,183
Issuance of Series B preferred shares	5,380	8,010	—	—	—	—	—	—
Stock-based compensation expense	—	—	481	4	4,159	—	—	4,163
Accretion of preferred shares	—	730	—	—	(730)	—	—	(730)
Balance at September 16, 2011	13,910	$11,718	33,042	$297	$4,482	$(34,489)	$(47)	$(29,757)

The accompanying notes are an integral part of these consolidated financial statements

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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1.    Summary of Business
Ticket Monster Inc. ("TicketMonster") is a provider of e-commerce deals in the Republic of Korea. TicketMonster and its subsidiary (together, the "Company") contracts with merchants to create discount deals and markets them online to its subscribers.
The Company's business consists of "Deals," "Products" and other offerings. The Company uses email, the Internet, mobile devices, social networks and other forms of media to promote its offerings. Deals represent discounted goods and services offered to the Company's subscribers on behalf of its merchant partners, who are responsible for providing the Deal product or service to the customer. Products represent tangible goods sold directly to subscribers (product sales where the Company is the primary obligor).
The Company was established on February 1, 2010 and was acquired by LivingSocial Korea, Inc. on September 16, 2011. The period from date of inception (February 1, 2010) through December 31, 2010 is hereinafter referred to as the "2010 Period" and the period from January 1, 2011 through the date of acquisition (September 16, 2011) is hereinafter referred to as the "2011 Period."
Liquidity and Capital Resources
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. The propriety of using the going concern basis is dependent upon, among other things, the achievement of future profitable operations and the ability to generate sufficient cash from operations and potential other funding sources to meet the Company's obligations as they become due. The Company's operating assumptions and projections reflect management's best estimates of future operating activity; however, these assumptions and projections are subject to risks and uncertainties. The ability to generate cash flow from operations in the future will be subject to general economic, financial, competitive, and other factors, many of which are beyond the Company's control. Management believes the going concern basis is appropriate for the accompanying consolidated financial statements based on its current operating plan into 2014. In addition, management has the intent and ability to take additional actions to continue as a going concern.
2.    Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The Company has prepared the consolidated financial statements in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The accompanying consolidated financial statements include the accounts of the Company and its majority owned and controlled subsidiaries. All intercompany transactions and balances between the Company and its subsidiaries have been eliminated, and net income not attributable to the Company has been allocated to noncontrolling interests when material. The accompanying consolidated financial statements include all of the relevant revenues and expenses attributable to TicketMonster's operations.
Foreign Currency
The Company's functional currency is its local currency and its reporting currency is the United States dollar. Assets and liabilities of the subsidiaries are translated into United States dollars based on exchange rates at the end of the reporting period. Income and expense items are translated at the average exchange rates prevailing during the reporting period. Translation adjustments for subsidiaries that have not been sold, substantially liquidated or otherwise disposed of, are accumulated in other comprehensive income (loss), a component of stockholders' equity. Foreign currency translation adjustments are the sole component of accumulated other comprehensive loss at September 16, 2011. Transaction losses are included in the determination of net loss, and were approximately $0.1 million in the 2011 Period and none in the 2010 Period.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. In the accompanying consolidated financial statements, estimates are used for, but not limited to, stock-based compensation, allowance for doubtful accounts, income taxes, acquired goodwill and intangible assets and their useful lives, recoverability of goodwill and other long-lived assets, refunds, contra revenue, loyalty rewards, deferred consideration, contingent liabilities and the depreciable lives of fixed assets. Actual results could differ materially from those estimates.
Fair Value
The consolidated financial statements include various financial instruments (primarily cash equivalents, contingent consideration, and deferred consideration) that are recorded at fair value. Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. The Company's financial instruments that are not carried at fair value include restricted cash, prepaid expenses and other current assets, deposits, accounts receivable, accounts payable, merchants payable, accrued expenses, and other current liabilities. The carrying value of these assets and liabilities approximate their fair values due to their short-term nature. U.S. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value. These tiers include:
Level 1 defined as observable inputs such as quoted prices in active markets for identical assets;
Level 2 defined as observable inputs other than Level 1 prices such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3 defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
See Note 7 for additional information regarding fair value.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. While the Company maintains its cash and cash equivalents with financial institutions with high credit ratings, it often maintains these deposits in governmentally insured financial institutions in excess of governmentally insured limits. Accounts receivable include funds owed to the Company by a limited number of payment processors.
Cash, Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The cash and cash equivalents balances at September 16, 2011 and December 31, 2010 consisted of cash deposited in institutional money market mutual funds and regular interest bearing and noninterest bearing depository accounts with commercial banks.
Accounts Receivable
Accounts receivable primarily represents the net cash due from the Company's credit card and other payment processors for cleared transactions as well as cash due from merchants. When necessary, the carrying amount of the Company's receivables is reduced by an allowance for doubtful accounts that reflects management's best estimate of amounts that will

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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not be collected. The allowance is based on historical loss experience and any specific risks identified in collection matters. The Company had no allowance for doubtful accounts at September 16, 2011 and December 31, 2010.
Property and Equipment
Property and equipment is carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the following estimated useful lives:

Office furniture and equipment	3 years
Software	3 years
Leasehold improvements	shorter of useful life or remaining lease term
The Company periodically reviews the depreciation method, useful lives and estimated salvage value of its property and equipment and revises those estimates as necessary. Repairs and maintenance costs are expensed as incurred.
Internally Developed Software
Costs related to the design or maintenance of internally developed software are expensed as incurred. Costs incurred to develop software applications for internal use are capitalized and amortized over the estimated useful lives of the software once placed in service. The Company capitalized $0.3 million in the 2011 Period and none in the 2010 Period.
Intangible Assets
Intangible assets are definite lived intangible assets generated from business combinations and carried at cost less accumulated amortization. Amortization is calculated over the estimated useful lives. The Company applies an accelerated method of amortization to reflect an estimated pattern of economic benefit received from the subscriber relationships intangible asset. The remaining intangible assets are amortized using the straight-line method over their estimated useful lives as patterns of economic benefit cannot be reliably determined.
Impairment of Other Long-lived Assets
The Company assesses its long-lived assets for impairment when indicators of potential impairment are present. If impairment indicators are present, recoverability of assets is measured by comparing the carrying values of the assets to the future undiscounted cash flows expected to be generated by the assets. Any impairment loss would be measured as the excess of the assets' carrying values over their fair values. Fair value is based on market prices, when available, or the use of various other valuation techniques.
Impairment of Goodwill
Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate that the carrying value may not be recoverable. The Company uses December 31 as the annual evaluation date. When the Company performs its impairment test, it first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If based on this assessment the Company determines it is more likely than not that the fair value of the reporting unit is less than its carrying amount, then performing the two-step impairment test is necessary. The first step of the goodwill impairment test examines whether the carrying value of a reporting unit exceeds its fair value. If the carrying value of the reporting unit exceeds its fair value, the second step of the test requires the Company to then compare the implied fair value of that reporting unit's goodwill with the carrying value of its goodwill to determine the amount of impairment charge, if any. Fair value is based on market prices, when available, or the use of various valuation techniques.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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Accrued severance benefits
Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company based on the length of service and rate of pay at the time of termination. Accrued severance benefits are estimated based on legal requirements in Korea and estimated employment term. The annual severance benefits expense charged to operations is calculated based upon the net change in the accrued severance benefits payable at the balance sheet date.
Redeemable convertible preferred stock
The carrying value of the Company's redeemable convertible preferred stock is increased by the accretion of related issuance costs and dividends so that the carrying amount will equal the redemption amount at the dates they become redeemable. The preferred stock is redeemable at the option of the majority of the holders.
Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)
Comprehensive income (loss) includes the total of the Company's net income (loss) and all other changes in equity other than transactions with owners, including changes in equity for cumulative translation adjustments resulting from the consolidation of foreign subsidiaries as the financial statements of the subsidiaries located outside of the Korea are accounted for using the local currency as the functional currency. Effective January 1, 2012, the Company adopted ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05). As a result, the Company now presents a separate statement of comprehensive income (loss). The adoption of ASU 2011-05 did not affect the Company's consolidated results of operations, financial position, or liquidity.
Revenue Recognition
The Company recognizes revenue principally from (i) Deals, (ii) Products and (iii) other service offerings.  Revenue is recognized when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. Any cash payments received from revenue transactions are recorded as deferred revenue until all of the criteria have been met. The Company had no deferred revenue in 2011 and 2010.
Deals
For Deals, the customer is the merchant. The revenue recognition criteria are met when the Company has fulfilled its obligations to the merchant typically by electronically delivering the voucher to the subscriber and providing the purchaser list to the merchant. Under certain Deals arrangements, the Company is obligated to (i) provide subscriber delivery information to the merchant or (ii) deliver the products to the subscriber on behalf of the merchant; in these situations the revenue recognition criteria are satisfied when the required obligations are met.  The Company's Deal merchants assume the contractual risks, which include providing the goods or service and the risk of unsold inventory. As such, all Deals transactions are recorded at the net commission amount, which is the amount charged to the subscriber less the amount to be paid to the merchant and any applicable taxes and net of estimated refunds.
Under certain Deals arrangements, the Company pays the merchant on a redemption model, whereby the merchant is paid based on vouchers redeemed as opposed to vouchers sold. If a subscriber does not redeem a voucher under these agreements, the Company retains the entire initial purchase value of the voucher including the amount that would have been payable to the merchant if the deal had been redeemed, to the extent permitted by local laws and regulations. The Company records revenue from unredeemed vouchers, less any applicable taxes, and derecognizes the related liability only when the Company is legally released from its obligation, which the Company deems to be the later of (i) the expiration of the paid and promotional value of the voucher and (ii) final payment to the merchant to the extent permitted by local law.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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Products
For Products, the revenue recognition criteria are met when the goods are shipped and title passes to the subscriber, which is the customer in a Products arrangement. Product sales represent revenue from the gross selling price of products and related shipping fees, net of promotional discounts and returns allowances. The Company is the primary obligor in these transactions, is subject to inventory risk, and has latitude in establishing prices.
Contra-revenue
The Company makes payments through arrangements with merchants. Payments to merchants are generally recorded as contra-revenue unless the Company receives in return a specifically identifiable benefit and the fair value of such benefit is determinable and measurable. If a benefit can be identified with a determinable and measurable fair value, the payment is recorded as marketing expense up to the fair value of the benefit.
Subscriber Loyalty Programs
The Company's loyalty programs allow its subscribers to earn credits that can be redeemed for future purchases of Deals or Products. Subscriber credits are provided to existing subscribers for performing qualifying acts. A qualifying act is when a subscriber performs an action, such as providing the Company a new subscriber referral, and the subscriber is made aware of the credits prior to the performance of the action. Upon issuance of the subscriber credits following a qualifying act, the value of subscriber credits is allocated between marketing expense or contra-revenue, based upon an estimate of whether such credits will be used by a subscriber in a Deals or Products transaction. If credits are issued for a specific revenue transaction, the value of the subscriber credit is recorded consistent with the underlying revenue transaction. Unredeemed subscriber credits are recorded at the Company's ultimate cost of such credits in accrued liabilities. The cost of expired credits is reversed against the initial marketing expense or revenue amounts in the period of expiration.
The Company also issues promotional credits in subscriber acquisition and other marketing campaigns, where the recipient of the credits is not required to perform any qualifying acts. Upon redemption, the value of promotional credits is recorded as either marketing expense or contra-revenue, dependent upon how the underlying revenue transaction is recorded (Deals or Products, respectively).
Subscriber Refunds
At the time revenue is recorded, the Company records an accrual for estimated refunds primarily based on the Company's historical experience with refunds.  Refunds are recorded as a reduction of revenue.  The liability for refunds is adjusted as appropriate as actual refund activity occurs. The Company routinely evaluates its assumptions used to estimate its subscriber refund accrual based on developments in refund and expiration patterns, subscriber contract changes, and other factors.
Costs of Revenue
Costs of revenue consist primarily of editorial and production costs, which include payroll and benefit costs, including related stock-based compensation expense, email fees for delivering vouchers to subscribers, fees paid to credit card and other payment processors, shipping costs, commissions paid to delivery agents and distributor fees. The Company records these costs when incurred. In addition, when it becomes probable that a revenue contract will result in an overall loss, the expected loss is recognized as costs of revenue when such losses are incurred.
Marketing Expenses
Marketing expense consists primarily of subscriber acquisition costs. These include online marketing costs, such as sponsored search, advertising on social networking sites, email marketing campaigns, and subscriber loyalty programs, and to a lesser extent, offline marketing costs such as television, radio and print advertising. Marketing payroll and benefit costs, including related stock- based compensation expense, are also classified as marketing expense. The Company records these

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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costs when incurred. For the 2011 Period and the 2010 Period, advertising costs were $17.3 million and $2.4 million, respectively.
Stock-Based Compensation
The Company uses its common stock to compensate its employees for future services with various forms of stock-based awards, including but not limited to stock options and restricted stock. The Company accounts for stock-based compensation at fair value on the date of grant or modification, net of estimated forfeitures. The Company determines the fair value of stock options using the Black-Scholes option pricing model. The fair value of other stock-based awards is based on the valuation of the Company's common stock on the date of grant or modification (see Note 6). The fair value of an award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period.
Stock-based compensation is classified in the consolidated statements of operations in a manner consistent with the statements of operations' classification of the employee's salary and benefits, as follows:

(in thousands)	For the Period from January 1, 2011 through September 16, 2011	From the Date of Inception through December 31, 2010

Marketing expenses	$814	$5
Selling, general and administrative	3,349	9
Stock-based compensation	$4,163	$14

Income Taxes
The Company accounts for income taxes using the asset and liability approach. This approach requires the recognition of tax benefits or expenses on the temporary differences between the financial reporting and tax bases of the Company’s assets and liabilities. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company also recognizes a tax benefit from uncertain tax positions only if it is "more likely than not" that the position is sustainable based on its technical merits. The Company’s policy is to recognize interest and penalties on uncertain tax positions as a component of income tax expense.
3.    Business Combinations
The Company's acquisition activities in 2011 and 2010 are as follows:
Acquisition of Astrics
On June 10, 2011, the Company entered into a Share Purchase Agreement (the "Astrics Agreement") to acquire 100% of the outstanding equity of Astrics for purchase consideration of $2.5 million of which $0.9 million was paid in cash. The remainder is payable in installments over a three year period. The remaining installment payments have been reflected at their net present value. As a result of the acquisition, the Company believes it has obtained several highly skilled developers as employees to support the Company's growth strategy.
The acquisition is accounted for using the acquisition method of accounting and the operations of Astrics are included in the consolidated financial statements from the date of acquisition. The purchase price was allocated to net assets based on their estimated fair values on the acquisition date, with the remaining unallocated purchase price recorded as goodwill. The goodwill of the acquired company is primarily related to expected sales growth from future product offerings and customers, together with certain intangible assets that do not qualify for separate recognition, including assembled workforce. None of the goodwill is deductible for tax purposes.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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The following summarizes the allocation of the Astrics purchase price:

	Fair Value	Estimated
	(in thousands)	Useful Lives
Tangible assets	$1,038
Liabilities	(216)
Deferred tax liabilities	(390)
Goodwill	516
Intangible assets:
Customer relationships	608	10 years
Developed technology	148	5 years
Non-compete agreement	775	2.5 years

Total purchase consideration	$2,479

The fair value assigned to identifiable intangible assets acquired was determined using an income approach for customer relationships, developed technology and non-compete agreement. Purchased identifiable intangible assets are amortized on a straight-line basis over their respective useful lives.
Acquisition of Daily Pick
On December 27, 2010, the Company entered into a Share Purchase Agreement (the "Daily Pick Agreement") to acquire 100% of the outstanding equity of Daily Pick for purchase consideration of $4.3 million. $0.9 million was paid in cash, and the remainder is payable in installments over a two year period. The remaining installment payments have been reflected at their net present value. The Company acquired Daily Pick to significantly expand its presence in the daily deal market, specifically for food and beverage, and to obtain additional key members to supplement the existing senior management team.
The acquisition is accounted for using the acquisition method of accounting and the operation of Daily Pick is included in the consolidated financial statements from the date of acquisition. The purchase price was allocated to net assets based on their estimated fair values on the acquisition date, with the remaining unallocated purchase price recorded as goodwill. The goodwill of the acquired company is primarily related to expected sales growth from future product offerings and customers, together with certain intangible assets that do not qualify for separate recognition, including assembled workforce. None of the goodwill is deductible for tax purposes.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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The following summarizes the allocation of Daily Pick purchase price:

	Fair Value	Estimated
	(in thousands)	Useful Lives
Tangible assets	$521
Liabilities	(556)
Deferred tax liabilities	(658)
Goodwill	2,193
Intangible assets:
Customer relationships	268	5 years
Trademark and tradenames	2,207	0.5 years
Non-compete agreement	259	1 year
Website	16	5 years
Total purchase consideration	$4,250

The fair value assigned to identifiable intangible assets acquired was determined using an income approach for customer relationships, trademark and tradenames and non-compete agreement, and a cost approach for website. Purchased identifiable intangible assets that have finite lives are amortized on a straight-line basis over their respective useful lives.
4.    Property and Equipment
Depreciation and amortization expense related to property and equipment was $0.2 million in the 2011 Period and was $0.01 million in the 2010 Period.
5.    Intangible Assets and Goodwill
Amortization expense for definite lived intangible assets was approximately $3.6 million and $0.01 million for the 2011 Period and the 2010 Period, respectively. The weighted average remaining amortization period of intangible assets is 2.6 years as of September 16, 2011.  Estimated future amortization expense with respect to definite lived intangible assets existing at September 16, 2011, by year and in the aggregate, is as follows:

(in thousands)
2011 (remaining three months)	$267
2012	493
2013	467
2014	79
2015	55
thereafter	1
$1,362

There were no goodwill impairment losses or measurement period adjustments during 2011 or 2010.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
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6.    Stock-Based Compensation
For the 2010 period, in connection with the acquisition of Daily Pick, employees received 4,167 restricted common shares, all of which vest over a two-year period.
The table below summarizes activity regarding unvested restricted shares during the 2011 and 2010 Periods:

	Restricted Shares	Weighted- Average Grant Date Fair Value
Unvested at February 1, 2010 (inception date)	—	—
Granted	4,167	$567
Vested	—	$—
Forfeited	—	$—
Unvested at December 31, 2010	4,167	$567
Granted	481	$3,823
Vested	(4,648)	$904
Forfeited	—	$—
Unvested at September 16, 2011	—

Until the restrictions lapse, ownership of the affected shares of restricted share granted to the Company's employees is conditional upon continuous employment with the Company. During the restricted period, holders of restricted shares have full voting rights, even though the restricted shares remain subject to transfer restrictions and generally are subject to forfeiture upon termination of employment or service. If the employee terminates service before the restrictions lapse, the restricted shares may be repurchased by either the Company or other shareholders from the individual at par value.
The aggregate fair value of restricted shares on the date of grant is $4.2 million. During the 2011 Period and the 2010 Period the Company recognized $4.2 million and $0.01 million of compensation expense, respectively. There is no remaining unrecognized compensation expense at September 16, 2011 and $2.4 million at December 31, 2010.
The Company, with the support of third party advisor, determined the fair value per share of the common stock through the application of a discounted cash flow methodology and binomial model. Determining the fair value of the Company's common stock required making complex and subjective judgments. The assumptions used in the valuation models were based on future expectations combined with management estimates. The discounted cash flow method valued the business by discounting future available cash flows to present value. The cash flows were determined using forecasts of revenue, net income and debt-free future cash flow. The discount rate was derived using a Capital Asset Pricing Model. The Company also applied a lack of marketability discount to its enterprise value, which took into account that investments in private companies are less liquid than similar investments in public companies. A binomial model was used to allocate the enterprise value between the common stock and preferred shares. There is inherent uncertainty in all of the estimates applied in deriving the fair value per share of common stock.
7.    Fair Value
Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. U.S. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
_____________________________________________________________________________________

Assets and Liabilities Measured at Fair Value on a Recurring Basis
Short-term Financial Instruments
The inputs used in measuring the fair value of cash and cash equivalents are considered to be Level 1 in accordance with the three-tier fair value hierarchy. The fair market values are based on quoted prices in active markets at period-end supplied by the various banks and brokers that held the majority of the Company's funds.
Other Instruments
The Company has no other financial instruments or nonfinancial assets or liabilities that are measured at fair value on a recurring basis.
Assets Measured at Fair Value on a Nonrecurring Basis
The Company measures its long-lived assets, including property and equipment, goodwill and other intangible assets, at fair value on a nonrecurring basis. These assets are recognized at fair value when they are deemed to be impaired.
8.    Shareholders' Equity
Each common share carries one voting right. The holders of common shares are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to prior rights of holders of all classes of share outstanding having priority rights as to dividends, such as the preferred shares discussed below. No dividends have been declared or paid on any of the Company's outstanding common shares as of September 16, 2011.
Redeemable convertible preferred stock
In January 2011, the Company authorized and issued 5,380 shares of Series B Preferred for $8.0 million in gross proceeds (net of issuance costs of $0.01 million).
In September 2010, the Company authorized issuance of 8,530 shares of Series A Preferred for $2.9 million in gross proceeds (net of issuance costs of $0.02 million). The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred shares are summarized below.
Series B Preferred Stock
The principal terms and conditions of the Series B Preferred shares are as follows:
Voting rights - Each holder of outstanding Preferred Shares shall be entitled to the number of votes equal to the number of Preferred Shares, at each annual or extraordinary general meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration.
Dividends - The holders of Series B Preferred shall be entitled to receive cumulative dividends on each share of Series B Preferred during each fiscal year of the Company in an amount equal to an annual interest of 0.01% of the issue price per share of Series B Preferred, out of funds legally available therefore, payable in preference to any dividend or distribution on the Series A or the common stock. All dividends on the Series B Preferred shall be declared and paid on a pro rata basis in proportion to the number of then outstanding shares of Series B Preferred. No dividends shall be declared and paid with respect to the common stock or to the Series A Preferred in any such fiscal year unless the full preferential dividends on the Series B Preferred, as set forth above, shall have first been declared and paid.

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
_____________________________________________________________________________________

Liquidation preference - To the extent permitted under Korean law, in the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the shareholders of the Company shall be made with respect to each Preferred Share an amount in cash equal to the sum of 100% of issue price per share of Series B then held by them (as adjusted for any share dividends, combinations, splits and the like), plus an amount equal to 10% of the issue price compounded annually from the Issue Date to the date of actual distribution, less any accrued and paid dividends.
Conversion - Each share of Series B shall be convertible, at the option of the holder thereof, at any date falling on or after the issue date and from time to time until the date when the Series B is redeemed. Each share of Series B shall be convertible into such number of shares of common share as is determined by dividing the per share Series B Liquidation Preference by the Conversion Price in effect at the time of conversion. The initial price at which shares of common share shall be deliverable upon conversion of Series B shall be the issue price per share of Series B. Such initial Conversion Price shall be subject to adjustment.
Redemption - Subject to any legal restrictions on the Company's redemption of shares and to the extent permitted under Korean law, any Series B holders may require the Company to redeem, and the Company shall redeem at any time after the 3rd anniversary until the 10th anniversary of the issue date. The redemption price shall equal the issue price per share (as adjusted for any share dividends, combinations, splits and the like) plus all accrued but unpaid dividends thereon and an amount equal to an annual compound interest of 10% of the issue price of such shares per annum from the issue date to the date of actual payment of the redemption price (the redemption price shall be proportionally adjusted for share splits, share dividends, etc).
Series A Preferred Stock
The principal terms and conditions of the Series A Preferred shares are as follows:
Voting rights - Each holder of outstanding Preferred Shares shall be entitled to the number of votes equal to the number of Preferred Shares, at each annual or extraordinary general meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration.
Dividends - The holders of Series A Preferred shall be entitled to receive cumulative dividends on each share of Series A Preferred during each fiscal year of the Company in an amount equal to an annual interest of 0.01% of the issue price per share of Series A Preferred, out of funds legally available therefore, payable in preference to any dividend or distribution on the common stock. All dividends on the Series A Preferred shall be declared and paid on a pro rata basis in proportion to the number of then outstanding shares of Series A Preferred. No dividends shall be declared and paid with respect to the common stock in any such fiscal year unless the full preferential dividends on the Series A Preferred, as set forth above, shall have first been declared and paid.
Liquidation preference - To the extent permitted under Korean law, in the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the shareholders of the Company shall be made with respect to each Preferred Share an amount in cash equal to the sum of 100% of issue price per share of Series A then held by them (as adjusted for any share dividends, combinations, splits and the like), plus an amount equal to 10% of the issue price compounded annually from the Issue Date to the date of actual distribution, less any accrued and paid dividends.
Conversion - Each share of Series A shall be convertible, at the option of the holder thereof, at any date falling on or after the issue date and from time to time until the date when the Series A is redeemed. Each share of Series A shall be convertible into such number of shares of common share as is determined by dividing per share Series A Liquidation Preference by the Conversion Price in effect at the time of conversion. The initial price at which shares of common share shall be deliverable upon conversion of Series A shall be the issue price per share of Series A. Such initial Conversion Price shall be subject to adjustment.
Redemption - Subject to any legal restrictions on the Company's redemption of shares and to the extent permitted under Korean law, any Series A holders may require the Company to redeem, and the Company shall redeem at any time after the 3rd anniversary until the 10th anniversary of the issue date. The redemption price shall equal the issue price per share

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
_____________________________________________________________________________________

(as adjusted for any share dividends, combinations, splits and the like) plus all accrued but unpaid dividends thereon and an amount equal to an annual compound interest of 10% of the issue price of such shares per annum from the issue date to the date of actual payment of the redemption price (the redemption price shall be proportionally adjusted for share splits, share dividends, etc).
For future periods, the combined aggregated amount of redemption requirements is as follows (in thousands):

2011 (remaining three months)	$—
2012	$—
2013	$3,867
2014	$10,670
2015	$11,737
9.    Income Taxes
Domestic (Korean) and foreign components of loss from continuing operations before income taxes are presented below:

(in thousands)	Period from January 1, 2011 through September 16, 2011	Period from Date of Inception through December 31, 2010

Domestic loss before income taxes	$(33,219)	$(2,343)
Foreign loss before income taxes	—	—
Total loss before income taxes	$(33,219)	$(2,343)

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
_____________________________________________________________________________________

The benefit from income taxes consists of the following:

(in thousands)	Period from January 1, 2011 through September 16, 2011	Period from Date of Inception through December 31, 2010

Current income tax provision (benefit):
Domestic	$—	$—
Foreign	—	—
Total	—	—

Deferred income tax benefit:
Domestic	(7,138)	(529)
Foreign	—	—
Total	(7,138)	(529)

Change in valuation allowance	6,065	529

Total benefit for income taxes	$(1,073)	$—

The difference between income taxes computed by applying the Korean statutory income tax rate to earnings before income taxes and the provision for income taxes is attributable to the following:

(in thousands)	Period from January 1, 2011 through September 16, 2011	Period from Date of Inception through December 31, 2010

Expected tax provision at Korean statutory rate of 24.2%	$(8,039)	$(567)
Stock based compensation	832
Change in valuation allowance	6,065	529
Other	69	38
Total income tax benefit	$(1,073)	$—

As of September 16, 2011 the Company had domestic net operating loss carry forwards of $23.4 million, which begin to expire in 2020. The Company is required to establish a valuation allowance for deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income in the periods which the deferred tax assets are deductible, the Company has determined that a full valuation allowance against its net deferred tax assets is required as of September 16, 2011 and December 31, 2010.
The Company is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in evaluating the Company's tax positions and determining its provision for income taxes. The Company establishes liabilities for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These

Ticket Monster Inc.
Notes to Consolidated Financial Statements
For the Period from January 1, 2011 through September 16, 2011 and from Date of Inception (February 1, 2010) through December 31, 2010
_____________________________________________________________________________________

liabilities are established when the Company believes that certain positions might be challenged despite its belief that its tax return positions are fully supportable. The Company adjusts these liabilities in light of changing facts and circumstances, such as the outcome of a tax audit. The provision for income taxes includes the impact of changes to the liability that is considered appropriate. The Company has identified no material uncertain tax positions as of September 16, 2011 and December 31, 2010.
The Company is subject to income tax audits in all jurisdictions for which it files tax returns. Tax audits by their very nature are often complex and can require several years to complete. Neither the Company nor any of its subsidiaries is currently under audit in any jurisdiction. All of the Company's income tax returns remain subject to examination by tax authorities.
10.    Commitments and Contingencies
Operating Leases
The Company has entered into various noncancelable operating lease agreements, primarily covering certain of its offices throughout the world, with original lease periods expiring in 2012. Rent expense under these operating leases was $0.8 million and $0.07 million for the 2011 Period and for the 2010 Period, respectively. Certain of these arrangements have renewal or expansion options and adjustments for market provisions, such as free or escalating base monthly rental payments. The Company recognizes rent expense under such arrangements on a straight-line basis over the initial term of the lease. The difference between the straight-line expense and the cash paid for rent has been recorded as deferred rent.
At September 16, 2011, future payments under operating leases (including rent escalation clauses but excluding proportionate share of operating expenses) were $0.6 million during the remainder of 2011 and $0.8 million in 2012.
Contingencies
From time to time the Company is party to certain litigation or other legal proceedings arising in the ordinary course of business.  Because of the uncertainties inherent in litigation, the Company cannot predict the outcome of such litigation or other legal proceedings; however, the Company believes that none of these matters are probable or estimable at this time. Accordingly, the Company has not recorded an accrual for any possible losses in its financial statements.
11.    Subsequent Events
The Company has performed an evaluation of subsequent events through the date the accompanying financial statements were available and issued.
In November 2013, LivingSocial, Inc. entered into a definitive agreement to sell its Korean subsidiaries (including the Company) to an affiliate of Groupon, Inc. for $260 million in cash and stock. The agreement is for at least $100 million in cash and up to $160 million in the Class A common stock of Groupon, Inc., with the final cash and stock allocation to be determined prior to close.
The transaction is expected to close in January 2014, subject to customary closing conditions. As part of the transaction, all shares of LivingSocial common stock that were to be earned by and distributed to TicketMonster employees pursuant to the Company's 2011 acquisition of TicketMonster will be distributed prior to closing, and all outstanding options to acquire the LivingSocial's common stock held by TicketMonster employees will terminate in accordance with their terms (generally upon closing for unvested options and three months after closing for vested options). Additionally, in conjunction with the transaction, LivingSocial will purchase from the Company 100% of its Malaysian subsidiary.